Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NovoCure Limited 2024 Omnibus Incentive Plan of NovoCure Limited of our reports dated February 26, 2026, with respect to the consolidated financial statements of NovoCure Limited and the effectiveness of internal control over financial reporting of NovoCure Limited included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/	/s/ KOST FORER GABBAY AND KASIERER
February 26, 2026		A member of EY Global